UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2015

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sharon A. Virag will be appointed Vice President, Controller and Chief Accounting Officer of Aetna Inc. ("Aetna") effective July 3, 2015. Ms. Virag will succeed Rajan Parmeswar who, as previously announced, will be leaving Aetna effective July 3, 2015.

Ms. Virag, age 49, is a certified public accountant and joined Aetna as Vice President, Corporate Finance on June 1, 2015. Prior to joining Aetna, Ms. Virag served as Vice President and Controller (Chief Accounting Officer) of The AES Corporation, a global power company operating in 23 countries, a position she held since May 2013. Prior to AES, she was the Global Controller for the General Electric (“GE”) Oil & Gas Division and served as the Global Controller for GE Power & Water since 2010. Prior to joining GE, Ms. Virag held multiple posts, both domestic and international, at General Motors Company (“GM”) from 2008 to 2010, including Assistant Corporate Controller; Controller, GM Asia/Pacific; and Director of Internal Control and Sox Compliance. In addition to her private sector experience, Ms. Virag held multiple positions at the Public Company Accounting Oversight Board from 2005 to 2008. She started her financial career in auditing, where she held various staff and public accounting roles, including working for Deloitte & Touche, LLP from 1998 to 2004.

The key terms of Ms. Virag's compensation arrangements are as follows:

•
Ms. Virag’s base salary is $460,000 and her full-year annual bonus opportunity at target performance is 70% of her base salary. Ms. Virag is eligible for a pro-rated bonus award for calendar year 2015.

•
Ms. Virag received a 2015 long-term equity grant of performance stock units (“PSUs”) with a grant date fair value of approximately $241,500, restricted stock units ("RSUs") with a grant date fair value of approximately $281,750 and stock appreciation rights (“SARs”) with a grant date fair value of approximately $281,750. The performance period for the PSUs is January 1, 2015 through December 31, 2017. The number of PSUs that will vest, if any, at the end of the vesting period is dependent on Aetna’s performance relative to the established financial measures. The PSUs will vest, if at all, in one installment 36 months from the grant date. The RSUs and SARs will vest in three equal annual installments, commencing on the first anniversary of the grant date.

•
In recognition of her career move, Ms. Virag was provided a sign-on cash payment of $150,000 and sign-on RSUs with a grant date fair value of approximately $300,000. The sign-on RSUs will vest in two equal annual installments commencing on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: July 2, 2015	By:	/s/ William J. Casazza
Name: William J. Casazza
Title: Executive Vice President and General Counsel